                                                     April 27, 2006

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437

         Re:      Residential Accredit Loans, Inc.
                  Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO4

Ladies and Gentlemen:

         We have advised  Residential  Accredit Loans,  Inc. (the  "Registrant")  with respect to certain federal income tax aspects of the issuance by the Registrant of the Mortgage  Asset-Backed  Pass-Through  Certificates,  Series  2006-QO4 (the  "Certificates").  The
Certificates  will be issued  pursuant  to a Series  Supplement,  dated as of April 1,  2006,  to the  Standard  Terms of  Pooling  and
Servicing Agreement,  dated as of March 1, 2006, (together,  the "Pooling and Servicing  Agreement") as more particularly  described in the prospectus,  dated March 3, 2006 (the "Base  Prospectus"),  and the prospectus  supplement,  dated April 26, 2006 (the  "Prospectus
Supplement"  and,  together  with the  Base  Prospectus,  the  "Prospectus"),  relating  to such  series,  each  forming  a part of the
Registration  Statement on Form S-3 (File No. 333-131213) as filed by the Registrant with the Securities and Exchange  Commission under the Securities Act of 1933, as amended (the "Act"),  on January 23, 2006,  and declared  effective on March 3, 2006 (the  "Registration
Statement").  Such advice conforms to the description of selected federal income tax  consequences to holders of the Certificates  that appears  under the heading  "Material  Federal  Income Tax  Consequences"  in the Base  Prospectus  and  "Material  Federal  Income Tax
Consequences"  in the Prospectus  Supplement.  Such  description  does not purport to discuss all possible income tax  ramifications of the proposed issuance,  but with respect to those tax consequences  which are discussed,  in our opinion the description is accurate in all material respects, and we hereby confirm and adopt that description as our opinion herein.

         We hereby  consent to the  filing of this  opinion as an  exhibit  to the  Registration  Statement  and to the use of our name wherever appearing in the Prospectus  contained therein.  In giving such consent,  we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission  issued  thereunder,  with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                                     Very truly yours,

                                                      /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                                     ORRICK, HERRINGTON & SUTCLIFFE LLP